Exhibit 1.1

Execution Version

TALLGRASS ENERGY GP, LP

9,000,000 Class A Shares

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

November 17, 2016

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

As Representative of the several Underwriters,

Ladies and Gentlemen:

The persons named in Schedule I hereto (the “Selling Shareholders”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the number of Class A shares (the “Initial Shares”), each representing a limited partner interest in Tallgrass Energy GP, LP (the “Partnership”), a limited partnership organized under the laws of Delaware (the “Class A Shares”) set forth opposite each such Selling Shareholder’s name on Schedule I hereto. The Selling Shareholders also propose to grant to the Underwriters an option to purchase up to the number of additional Class A Shares (the “Additional Shares”; the Additional Shares, together with the Initial Shares, being hereinafter called the “Shares”), set forth opposite each such Selling Shareholder’s name on Schedule I hereto. To the extent there are no additional Underwriters listed on Schedule II other than you, the terms “Representatives” and “Underwriters” as used herein shall mean Goldman, Sachs & Co., as the sole Underwriter.

This agreement (the “Agreement”) is to confirm the agreement among the Partnership and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Shares by the Underwriters.

Tallgrass Energy Holdings, LLC, a Delaware limited liability company (“Holdings”) owns a 100% membership interest in the General Partner and 50% of the common limited partner interests in Tallgrass Development, LP, a Delaware limited partnership (“Tallgrass Development”). Affiliates of Kelso & Company, affiliates of The Energy & Minerals Group, Tallgrass KC, LLC, Wylie Ventures, LLC, Hobbs Ventures, LLC and certain other de minimis holders own a 69.65% limited partner interest in the Partnership and a 69.65% non-controlling and economic interests in Tallgrass Equity, LLC (formerly known as Tallgrass GP Holdings, LLC), a Delaware limited liability company (“Tallgrass Equity”). Tallgrass Equity owns a 100% membership interest in Tallgrass MLP GP, LLC, a Delaware limited liability company (“TEP GP”) and the general partner of Tallgrass Energy Partners, LP, a Delaware limited partnership (“TEP”). The Partnership, TEGP Management, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), Tallgrass Equity, TEP GP, TEP, Tallgrass MLP Operations, LLC, a Delaware limited liability company (“Tallgrass MLP Operations”), Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Co.) Tallgrass

Midstream, LLC, a Delaware limited liability company (“Tallgrass Midstream”), Tallgrass Interstate Gas Transmission, LLC, a Colorado limited liability company (“TIGT”), Trailblazer Pipeline Company LLC, a Delaware limited liability company (“Trailblazer”), Tallgrass PXP Holdings, LLC, a Delaware limited liability company (“PXP”), which owns a 98% interest in Tallgrass Pony Express Pipeline, LLC, a Delaware limited liability company (“Pony Express”), TEP REX Holdings, LLC, a Delaware limited liability company (“REX Holdings”), which owns a 25% interest in Rockies Express Pipeline LLC, a Delaware limited liability company (“REX”), Tallgrass Energy Investments, LLC, a Delaware limited liability company (“TEI”), BNN South Texas, LLC, a Delaware limited liability company (“BNN South Texas”), BNN Water Solutions, LLC, a Delaware limited liability company (“Water Solutions”), BNN Western, LLC, a Delaware limited liability company (“BNN Western”), BNN Redtail, LLC, a Delaware limited liability company (“BNN Redtail”), BNN Recycle, LLC, a Delaware limited liability company (“BNN Recycle”), and Alpha Reclaim Technology, LLC, a Texas limited liability company (“Alpha”), are referred to collectively herein as the “Partnership Entities.” Tallgrass MLP Operations, Tallgrass Midstream, TIGT, Trailblazer, PXP, Pony Express, REX Holdings, REX, TEI, BNN South Texas, Water Solutions, BNN Western, BNN Redtail, BNN Recycle and Alpha are referred to collectively herein as the “Operating Subsidiaries.”

Pursuant to the Organizational Documents (as defined below), in connection with and prior to the sale of Shares on the applicable Delivery Date, each of the Selling Shareholders will exchange a number of Class B Shares, each representing a limited partnership interest in the Partnership (the “Class B Shares”) and an equivalent number of Tallgrass Equity units, each representing a membership interest in Tallgrass Equity (the “Tallgrass Equity Units”) equal to the number of Shares being sold by such Selling Shareholder on such Delivery Date (as set forth opposite each such Selling Shareholder’s name on Schedule I hereto) for an equal number of Class A Shares (such exchange(s) being referred to as the “Selling Shareholder Exchange”).

1. Representations, Warranties and Agreements of the Partnership. The Partnership represents, warrants and agrees that:

(a) Registration Statement. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act”), and a registration statement on Form S-3 (File No. 333-211753), including a prospectus, relating to the Shares has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act, and the rules and regulations of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 9:25 a.m. (New York City time) on November 17, 2016;

(ii) “Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Applicable Time;

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(iii) “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

(iv) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, became or becomes effective;

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder;

(vi) “Final Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “General Partner LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of TEGP Management, LLC, dated May 12, 2015;

(viii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Shares;

(ix) “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Tallgrass Energy GP, LP, dated May 12, 2015;

(x) “Partnership Group Organizational Agreements” means the Partnership Agreement, the Tallgrass Equity LLC Agreement and the General Partner LLC Agreement;

(xi) “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus;

(xii) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(xiii) “Registration Statement” means the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission

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pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Initial Delivery Date, shall also mean such registration statement as so amended; and

(xiv) “Tallgrass Equity LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement, dated May 12, 2015.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(c) Emerging Growth Company Status. From the time of filing of the Registration Statement with the Commission through the Applicable Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Final Prospectus will conform, in all material respects when filed with the

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Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership (i) by or on behalf of the Selling Shareholders specifically for inclusion therein, which information is specified in Section 9 hereof or (ii) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9 hereof.

(g) No Material Misstatements or Omissions in the Final Prospectus. The Final Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Partnership (i) by or on behalf of the Selling Shareholders specifically for inclusion therein, which information is specified in Section 9 hereof or (ii) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9 hereof.

(h) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives (i) by or on behalf of the Selling Shareholders specifically for inclusion therein, which information is specified in Section 9 hereof or (ii) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9 hereof.

(i) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act), when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in

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conformity with written information furnished to the Partnership (i) by or on behalf of the Selling Shareholders specifically for inclusion therein, which information is specified in Section 9 hereof or (ii) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9 hereof. The information included in each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Final Prospectus.

(j) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k) Forward-Looking and Supporting Information. Each of the forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Final Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions,” the anticipated available deductions that will offset taxable income or the anticipated federal tax treatment of distributions, was made or will be made with a reasonable basis and in good faith.

(l) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly incorporated or formed, as the case may be, is validly existing and in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization (as set forth on Schedule V) and is duly qualified or licensed to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule V) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or partners’ capital, properties, business or

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prospects of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated by this Agreement, including the Selling Shareholder Exchange or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all corporate, limited partnership or limited liability company power and authority, as the case may be, necessary to enter into and perform its obligations under the Organizational Documents (as defined below) to which it is a party and to own and hold its properties and to conduct the businesses as presently conducted in all material respects.

(m) General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(n) Ownership of the General Partner. Holdings owns a 100% membership interest in the General Partner; such membership interest is duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest are owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the General Partner LLC Agreement.

(o) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership (the “General Partner Interest”); such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement.

(p) Ownership of Tallgrass Equity. At the Initial Delivery Date prior to giving effect to this transaction, the Partnership owns 47,725,000 units in Tallgrass Equity; such membership interest has been duly authorized and validly issued in accordance with the Tallgrass Equity LLC Agreement and is fully paid (to the extent required under the Tallgrass Equity LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Tallgrass Equity LLC Agreement.

(q) Ownership of TEP GP. Tallgrass Equity owns a 100% membership interest in TEP GP; such membership interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of TEP GP, dated May 17, 2013 (as amended and restated to date, the “TEP

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GP LLC Agreement”) and will be fully paid (to the extent required under the TEP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the TEP GP LLC Agreement or the Credit Agreement dated as of May 12, 2015 among Tallgrass Equity, as borrower, and the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendments thereto, the “Tallgrass Equity Credit Agreement”).

(r) Ownership of the General Partner Interest in TEP. TEP GP is the sole general partner of TEP. As of the date of this Agreement, TEP GP owns 834,391 general partner units (the “General Partner Units”), representing an approximate 1.14% general partner interest in TEP (the “General Partner Interest”); such General Partner Units are duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of TEP, dated May 17, 2013 (as amended and restated to date, the “TEP Partnership Agreement”); and TEP GP owns such General Partner Units free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement or the Tallgrass Equity Credit Agreement.

(s) Ownership of the Incentive Distribution Rights. TEP GP owns all of the incentive distribution rights (the “Incentive Distribution Rights”) in TEP; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the TEP Partnership Agreement and are fully paid (to the extent required under the TEP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and TEP GP owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the TEP Partnership Agreement or Tallgrass Equity Credit Agreement.

(t) Ownership of Subsidiaries. All of the outstanding shares of capital stock or other equity interests of TEP GP, TEP, Tallgrass Equity and each Operating Subsidiary (other than REX and Pony Express) have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and as the same may be adopted, entered into, amended or restated prior to the applicable Delivery Date) (the “Subsidiary Organizational Agreements” and together with the Partnership Group Organizational Agreements and the TEP Partnership Agreement, the “Organizational Agreements”) of such subsidiary) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Subsidiary Organizational Agreement of such subsidiary) and nonassessable (except (A) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607

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and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable and, (B) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable). As of the date hereof, (i) Tallgrass Equity owns 20,000,000 common units of TEP, representing an approximately 27.41% interest in TEP, (ii) Tallgrass Equity owns all of the membership interest in TEP GP and (iii) except for the indirect ownership of a 98% interest in Pony Express and a 25% interest in REX, all of the outstanding shares of capital stock or other equity interests of each Operating Subsidiary are owned, directly or indirectly, by TEP, in each case under clauses (i), (ii) and (iii) free and clear of all Liens, except for those created by or arising under the Delaware LP Act, the Delaware LLC Act, the Tallgrass Equity Credit Agreement or the Revolving Credit Agreement, dated as of May 17, 2013, among TEP, the syndicate of lenders named therein and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, the “TEP Credit Agreement”), the Indenture, dated as of September 1, 2016, among TEP, Finance Corp., and U.S. Bank National Association, as trustee (together with any amendment thereto, the “TEP Indenture”), the Credit Agreement dated as of October 1, 2015 among REX, as borrower, and the lenders party thereto and Wells Fargo Bank N.A., as administrative agent (the “REX Credit Agreement”), or restrictions on transferability contained in the applicable Organizational Agreements of TEP, Tallgrass Equity, TEP GP, or any Operating Subsidiary.

(u) No Other Subsidiaries. The Partnership does not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than Tallgrass Equity, TEP, TEP GP, Finance Co., the Operating Subsidiaries and its indirect ownership in BNN West Texas, LLC, a Delaware limited liability company (“BNN West Texas”), and Tallgrass Colorado Pipeline, Inc., a Colorado corporation (“Tallgrass Colorado Pipeline”); the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, Tallgrass Equity, TEP, TEP GP, Finance Co., the Operating Subsidiaries and its indirect ownership in BNN West Texas and Tallgrass Colorado Pipeline.

(v) Duly Authorized and Validly Issued Shares. At each applicable Delivery Date, the Shares to be sold by the Selling Shareholders and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

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(w) Capitalization of the Partnership. Assuming no purchase by the Underwriters of the Additional Shares and after giving effect to the sale of the Shares by the Selling Shareholders and the Selling Shareholder Exchange, on the Initial Delivery Date the issued and outstanding limited partner interests of the Partnership will consist of 56,725,000 Class A Shares and 100,504,440 Class B Shares. At each applicable Delivery Date, after giving effect to the Selling Shareholder Exchange, all outstanding Class A Shares and Class B Shares and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The limited partner interests of the Partnership conform, in all material respects, as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Final Prospectus.

(x) Capitalization of TEP. As of the Applicable Time, the issued and outstanding partnership interests of TEP solely consisted of 72,122,144 Common Units and 834,391 general partner units and the Incentive Distribution Rights. All of TEP’s outstanding Common Units, and the limited partner interests, represented thereby, have been duly authorized and validly issued in accordance with the TEP Partnership Agreement and are fully paid (to the extent required under the TEP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(y) Distribution Restrictions. At each applicable Delivery Date, none of the Operating Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to any Partnership Entity, from making any other distribution on such subsidiary’s equity interests, from repaying to any Partnership Entity any loans or advances to such subsidiary from any Partnership Entity or from transferring any of such subsidiary’s property or assets to any Partnership Entity or any other subsidiary of any Partnership Entity, except for (a) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (b) as described in or contemplated by the TEP Credit Agreement, Tallgrass Equity Credit Agreement, TEP Indenture, or, with respect to REX, the REX Credit Agreement.

(z) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement and the Pricing Disclosure Package and to be described in the Final Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Partnership offered in the offering or sold pursuant to this Agreement.

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(aa) Authority and Authorization. The Partnership has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Selling Shareholder Exchange. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership or any of its unitholders, members or partners for due and proper execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Selling Shareholder Exchange, shall have been validly taken.

(bb) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership.

(cc) No Conflicts. None of (i) the offering or sale of the Shares as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership, or (iii) the consummation of the transactions contemplated hereby, including the Selling Shareholder Exchange (A) conflicts with or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other governing document (the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Tallgrass Equity Credit Agreement, the TEP Credit Agreement, the TEP Indenture or the REX Credit Agreement) upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, changes of control, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated by this Agreement, including the Selling Shareholder Exchange.

(dd) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering or sale of the Shares as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution,

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delivery and performance of this Agreement by the Partnership, or (iii) the consummation of the other transactions contemplated by this Agreement, including the Selling Shareholder Exchange, except (A) for registration of the Shares under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated by this Agreement, including the Selling Shareholder Exchange and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(ee) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (and no event exists that, with notice or lapse of time or both, would constitute a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated by this Agreement, including the Selling Shareholder Exchange.

(ff) Financial Statements and XBRL. The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial data included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) and the selected historical financial data set forth under the caption “Selected Historical Financial Data” in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors

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for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the most recent Preliminary Prospectus. The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(hh) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Partnership, whose reports appear in the Registration Statement and the most recent Preliminary Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

(ii) Internal Controls. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership was not aware of any material weaknesses in the internal controls of any Partnership Entity.

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(jj) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(kk) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership has not been advised of or become aware of any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting.

(ll) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange (“NYSE”), in each case that are effective and applicable to the Partnership.

(mm) No Material Changes. Except as described in the Registration Statement and the Pricing Disclosure Package, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, or (D) entered into any transaction not in the ordinary course of business, (ii) the Partnership has not declared or paid any distribution or dividend on its equity interests, and (iii) since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each of items (i) through (v) above, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property owned in fee by the Partnership

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Entities (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens, except (a) as described in the Registration Statement and the most recent Preliminary Prospectus, (b) such as are created under or permitted by the TEP Credit Agreement, the Tallgrass Equity Credit Agreement, the TEP Indenture and the REX Credit Agreement and (c) such as would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the most recent Preliminary Prospectus.

(oo) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(pp) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Partnership, none of the Partnership Entities has received any notice of

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proceedings relating to the revocation or modification of any Permits that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(qq) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(rr) Legal Proceedings. Except as described in the Registration Statement and the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement; and to the Partnership’s knowledge, no such proceedings are threatened by governmental authorities or others.

(ss) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Each such contract and other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. The Partnership has no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(tt) Insurance. Each of the Partnership Entities has, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies

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of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(uu) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the most recent Preliminary Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(vv) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of any of the Partnership Entities or Tallgrass Management LLC exists or, to the knowledge of the Partnership, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(ww) Environmental Compliance. Except as described in the Registration Statement and the most recent Preliminary Prospectus, and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Partnership Entities is in compliance with all laws, statutes, codes, regulations, ordinances, rules, orders, judgments, decrees, permits, authorizations or other approvals or other legal approvals of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution or the protection of human health or safety (to the extent such health or safety relates to exposure to Hazardous Materials, as defined below), the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances, materials or wastes as such terms are defined under applicable Federal or state law, solid wastes as defined under the Federal Resource Conservation and Recovery Act, pollutants, contaminants, petroleum, petroleum derivatives or any fraction thereof, natural gas, natural gas liquids and by-products, asbestos, urea formaldehyde and polychlorinated biphenyls (“Hazardous Materials”) applicable to such entity and/or its respective operations (“Environmental Laws”), which compliance includes, without limitation, obtaining and maintaining, and complying with

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the terms and conditions of, all permits, authorizations and other approvals issued by governmental authorities or required by Environmental Laws to conduct their respective businesses, (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws that has not been resolved, or of any actual or potential liability for, or other obligation concerning the presence, transport, disposal arrangement for transport or disposal, or release of Hazardous Materials. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or relating to Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect , and (z) none of the Partnership Entities anticipates material capital expenditures as a result of or in connection with Environmental Laws.

(xx) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed by the Partnership Entities through the date hereof (which returns are complete and correct in all material respects), subject to any applicable extensions, and have timely paid all taxes (and any interest, fine, penalty or other like assessment or addition thereto) due, except those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately provided for in the financial statements included in the Registration Statement and the most recent Preliminary Prospectus, and no material tax deficiency has been determined adversely to any of the Partnership Entities that has not been abated, paid in full, or adequately provided for in the financial statements included in the Registration Statement and the most recent Preliminary Prospectus, nor does the Partnership have any knowledge of any tax deficiencies that have been asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(yy) ERISA. (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) that is subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(zz) Statistical and Market-Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

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(aaa) Investment Company. None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the Selling Shareholder Exchange and the sale by the Selling Shareholders of the Shares, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(bbb) No Brokers. Except as described in the Registration Statement and the most recent Preliminary Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ccc) Private Placement. The issuance of the Class A Shares to the Selling Shareholders in the Selling Shareholder Exchange is exempt from the registration requirements of the Securities Act, the rules and regulations thereunder and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ddd) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Shares.

(eee) NYSE Listing of the Shares. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Class A Shares on the NYSE.

(fff) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 6(a)(v), any press release or other announcement permitted by Rule 134 or Rule 135 under the Securities Act.

(ggg) Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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(hhh) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(iii) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly lend, contribute or otherwise make available funds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jjj) Lending Relationship. Except as described in the Registration Statement and the most recent Preliminary Prospectus, no Tallgrass Entity has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Representations, Warranties and Agreements of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, the Underwriters that:

(a) No Consents; Authority, Authorization, Execution and Delivery. All consents, approvals, authorizations and orders of any court or governmental agency or body having jurisdiction over such Selling Shareholder necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except such as may be required by FINRA or required under the Securities Act or state securities laws, as to which such Selling Shareholder makes no representation; and such Selling Shareholder has full limited liability company or limited partnership right, power and authority, as applicable, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

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(b) Ownership and Adverse Claims. Immediately prior to each Delivery Date (as defined in Section 4 hereof), such Selling Shareholder will be the beneficial owner of the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims, except in the case of Wylie Ventures, LLC, the pledge of such Shares to Bank of River Oaks, which pledge shall be released prior to the sale of such Shares on such Delivery Date; and, upon payment by the Underwriters for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee on the Company’s registry for the Class A Shares and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s registry for the Class A Shares, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of the Underwriters maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 1(b)(iii), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.

(c) Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Shares.

(d) No Conflicts or Violations. The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (B) the limited liability company agreement or limited partnership agreement, as applicable, of such Selling Shareholder, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except in the case of (A) and (C) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

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(e) Ownership of the Class B Shares. Each of the Selling Shareholders owns the Class B Shares to be exchanged for the Class A Shares set forth opposite such Selling Shareholder’s name on Schedule I hereto, free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or the Tallgrass Equity LLC Agreement, (ii) Liens arising under or in connection with the Tallgrass Equity Credit Agreement and (iii) in the case of Wylie Ventures, LLC, the pledge of such Class B Shares to the Bank of River Oaks, which pledge shall be released prior to the exchange of such Class B Shares for Class A Shares.

(f) No Misstatements or Omissions. To the extent that any statements or omissions made in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Partnership by the Selling Shareholders expressly for use therein (the “Selling Shareholder Information”), such Registration Statement and Preliminary Prospectus did not, and the Final Prospectus, any further amendments or supplements to the Registration Statement and the Final Prospectus, and any Issuer Free Writing Prospectus, when they become effective or are filed with the Commission, as the case may be, did not or will not (as the case may be) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Partnership, each Selling Shareholder and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Partnership by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto are the statements pertaining to the name and address of such Selling Shareholder and the number of shares owned and the number of shares proposed to be sold by such Selling Shareholder under the caption “Selling Security Holders” in each of the Preliminary Prospectus and the Final Prospectus.

(g) Tax Compliance. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein, each Selling Shareholder will deliver to you prior to or at the Initial Delivery Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(h) No Use of Free Writing Prospectus. Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Partnership and the Underwriters), without the prior consent of the Partnership and the Underwriters, has made any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act).

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3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Shareholder agrees to sell the number of Initial Shares set forth opposite such Selling Shareholder’s name on Schedule I hereto, severally and not jointly, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from such Selling Shareholder, at a purchase price of $21.846 per Share, the number of Initial Shares set forth opposite such Underwriter’s name on Schedule II hereto, subject to adjustment as set forth in Section 10 hereof.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Shareholder, severally and not jointly, hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Additional Shares set forth opposite such Selling Shareholder’s named on Schedule I hereto at the same purchase price per Share as the Underwriters shall pay for the Initial Shares set forth on Schedule II hereto. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Additional Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Additional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Shares, subject to (i) such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 10 hereof.

4. Delivery and Payment. Delivery of and payment for the Initial Shares and the Additional Shares (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Initial Delivery Date) shall be made at the office of Baker Botts L.L.P., 98 San Jacinto Blvd., Suite 1500, Austin, Texas 78701 at 9:00 a.m., Houston time, on November 22, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 10 hereof (such date and time of delivery and payment for the Shares being herein called the “Initial Delivery Date”). Delivery of the Shares shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to accounts specified by the Selling Shareholders. Delivery of the Initial Shares and the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Shareholder will pay all applicable stock transfer taxes, if any, involved in the transfer to the several Underwriters of the Shares to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

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If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Initial Delivery Date, the Selling Shareholders will deliver the Additional Shares (at the expense of the Partnership) to the Representatives, at the office of Baker Botts L.L.P., 98 San Jacinto Blvd., Suite 1500, Austin, Texas 78701, on the date (an “Option Delivery Date”) specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to accounts specified by the Selling Shareholders. If settlement for the Additional Shares occurs after the Initial Delivery Date, the Selling Shareholders will deliver to the Representatives on the Option Delivery Date for the Additional Shares, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Delivery Date pursuant to Section 7 hereof. The Initial Delivery Date and any Option Delivery Date are each sometimes referred to as a “Delivery Date.”

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Final Prospectus.

6. Agreements.

(a) The Partnership agrees with the several Underwriters that:

(i) Prior to the termination of the offering of the Shares, the Partnership will not file any amendment of the Registration Statement or supplement to the Final Prospectus unless the Partnership has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (A) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon

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such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (A) notify promptly the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (B) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (C) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the rules thereunder, the Partnership promptly will (A) notify the Representatives of any such event; (B) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (C) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(iv) As soon as practicable, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership Entities which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(v) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

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(vi) The Partnership will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(vii) The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Class A Shares or any securities convertible into, or exercisable, or exchangeable for, Class A Shares; or publicly announce an intention to effect any such transaction, for a period of 120 days after the date of this Agreement (the “Lock-Up Period”), provided, however, that (A) the Partnership may issue the Shares in connection with this offering, (B) the Partnership may issue Shares or any securities convertible or exchangeable into Shares as payment of any part of the purchase price for businesses that are acquired by the Partnership and its affiliates or any third parties, provided that any recipient of such Shares must agree in writing to be bound by the terms of this Section 6(a)(vii) for the remaining term of the Lock-Up Period, (C) the Partnership may issue and sell Class A Shares pursuant to any long-term incentive plan, employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Applicable Time and (D) the Partnership may issue Shares issuable upon the conversion, vesting or exercise of rights with respect to securities (including long-term incentive plan awards, options and warrants). The Partnership will provide the Representatives and any co-managers and each individual subject to the Lock-Up Period pursuant to the lock-up letter, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(viii) The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Shares.

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(ix) The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the Lock-Up Period.

(x) The Partnership agrees to cause Tallgrass Equity to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus, and any amendment or supplement thereto and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (E) the registration of the Shares under the Exchange Act and the listing of the Class A Shares on the NYSE; (F) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (G) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Final Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (H) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, with such fees and expense of counsel for the Underwriters relating to such filings in an amount that is not greater than $20,000); (I) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and one-half of the cost of any aircraft chartered in connection with the road show; (J) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (K) all other costs and expenses incident to the performance by the Partnership and the Selling Shareholders of their respective obligations hereunder; provided that, except as provided in this Section 6, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell, the expenses of advertising any offering of the Shares made by the

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Underwriters and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with the presentations to prospective purchasers of the Shares, including one-half of the cost of any aircraft chartered in connection with the road show.

(xi) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Initial Shares and the Additional Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership and the Selling Shareholders contained herein as of the Applicable Time and each Delivery Date, to the accuracy of the statements of the Partnership and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required

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to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership, threatened.

(b) The Partnership shall have requested and caused Baker Botts L.L.P., counsel for the Partnership, to have furnished to the Representatives and the Selling Shareholders its legal opinion and letters, each dated such Delivery Date, and addressed to the Representatives and the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit B.

(c) The Partnership shall have requested and caused Stinson Leonard Street LLP, Colorado counsel for the Partnership Entities, to have furnished to the Representatives and the Selling Shareholders its legal opinion, dated such Delivery Date, and addressed to the Representatives and the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C.

(d) The Partnership shall have requested and caused each of Debevoise & Plimpton LLP and Richards, Layton & Finger, PA, counsel for KIA VIII (Rubicon), L.P. and KEP VI AIV (Rubicon), LLC, to have furnished to the Representatives its legal opinion and letters, each dated such Delivery Date, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit D-1 and D-2.

(e) The Partnership shall have requested and caused Baker Botts L.L.P., counsel for Tallgrass Holdings, LLC, to have furnished to the Representatives its legal opinion and letters, dated such Delivery Date, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit D-3.

(f) The Partnership shall have requested and caused counsel for each of Hobbs Ventures, LLC and Wylie Ventures, LLC to have furnished to the Representatives their legal opinion and letters, dated such Delivery Date, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(g) Christopher R. Jones shall have furnished to the Representatives and the Selling Shareholders his written opinion, as general counsel to the General Partner, addressed to the Representatives and the Selling Shareholders and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit E.

(h) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, and addressed to the Representatives, with respect to the issuance and sale of the Shares, the

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Registration Statement, the Pricing Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have caused the Partnership Entities to furnish to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) The Partnership shall have furnished to the Representatives and the Selling Shareholders a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) that the representations and warranties of the Partnership in this Agreement are true and correct on and as of such Delivery Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date;

(ii) that no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) that since the date of the most recent financial statements included in the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(j) Each individual Selling Shareholder (or one or more attorneys-in-fact on behalf of such Selling Shareholder) shall have furnished to the Representatives a certificate, signed by such Selling Shareholder or the attorney-in-fact of such Selling Shareholder, as applicable, as of such Delivery Date, to the effect that the representations and warranties of the applicable Selling Shareholder in this Agreement are true and correct in all material respects on and as of such Delivery Date to the same effect as if made on such Delivery Date.

(k) The Partnership shall have received from PricewaterhouseCoopers LLP a customary comfort letter dated the date of this Agreement and such Delivery Date, and addressed to the Underwriters (with executed copies for each of the Representatives), in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus, and any amendments or supplements thereto and, with regards to such letters dated such Delivery

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Date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three Business Days prior to such Delivery Date. References to the Final Prospectus in this paragraph (k) include any supplement thereto at the date of the respective letter.

(l) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (k) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(m) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) The Shares shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(o) At the Applicable Time, the Partnership or the Selling Shareholders, as applicable, shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule IV hereto and addressed to the Representatives.

(p) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the issuance and sale of the Shares.

(q) Prior to such Delivery Date, the Partnership and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned

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above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, such Delivery Date by the Representatives. Notice of such cancellation shall be given to the Partnership and the Selling Shareholders in writing or by telephone or facsimile confirmed in writing.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11(i) hereof or because of any refusal, inability or failure on the part of the Partnership or the Selling Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. If the Partnership is required to make any payments to the Underwriter under this Section 8 because of any Selling Shareholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in Section 7 or to perform any agreement herein or comply with any provision hereof, the Selling Shareholders pro rata in proportion to the percentage of Shares to be sold by them shall reimburse the Partnership on demand for all amounts so paid; provided that no Selling Shareholder shall be required to reimburse the Partnership for any amounts in excess of the net proceeds from the sale of the Shares.

9. Indemnification and Contribution. (a) The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or any amendment or supplement thereto, or the Final Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (ii) arise out of or are based upon the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified

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party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives or by or on behalf of any Selling Shareholder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b) Each Selling Shareholder severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in any Marketing Materials or in any “free writing prospectus” (as defined in Rule 405 under the Securities Act), prepared by or on behalf of such Selling Shareholder or used or referred to by such Selling Shareholder in connection with the offering of the Shares in violation of Section 6(b)(v) (“Selling Shareholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any Marketing Materials or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, in the case of (i) and (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus or any Selling Shareholder Free Writing Prospectus, in reliance upon and in conformity with the Selling Shareholder Information; provided, however, that the Underwriters acknowledge and agree that for all purposes of this Agreement, the only information furnished to the Partnership by or on behalf of the such Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any Selling Shareholder Free Writing Prospectus, or any amendment or supplement thereto, is the Selling Shareholder Information; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The liability of each Selling

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Shareholder under this indemnity agreement shall be limited to an amount equal to the total net proceeds (before deducting expenses) from the offering of the Shares purchased under the Agreement received by such Selling Shareholder.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act and each Selling Shareholder and their respective officers, directors, partners and each person who controls such Selling Shareholder within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership and the Selling Shareholders acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Shares and, under the heading “Underwriting” or “Plan of Distribution,” (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of,

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any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership, the Selling Shareholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership, the Selling Shareholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership or the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), (i) in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such

35

Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which (A) the net proceeds received by such Selling Shareholder from the sale of the Shares exceeds (B) the amount of any damages to which such Selling Shareholder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement on behalf of the Partnership and each director of the General Partner shall have the same rights to contribution as the Partnership and each member, director, officer or equivalent official, employee affiliate and agent of each Selling Shareholder and to each person, if any, who controls such Selling Shareholder within the meaning of either the Securities Act or the Exchange Act shall have the same rights of contribution as such Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e). No Selling Shareholder shall be liable for contribution under this Section 9(e) except under such circumstances as such Selling Shareholder would have been liable for indemnification under this Section 9 if such indemnification were enforceable under applicable law.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 10, such Delivery Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

36

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership and the Selling Shareholders prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Partnership’s Shares shall have been suspended by the Commission or NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

12. Representations and Indemnities to Survive. The respective indemnities, covenants and agreements of the Partnership, the Selling Shareholders and the Underwriters contained in Section 9 of this Agreement or made by or on behalf of them, respectively, pursuant to Section 9 of this Agreement, and all other covenants and agreements of the Partnership, the Selling Shareholders and of the Underwriters that by their terms are to be performed subsequent to the delivery of and payment for the Shares, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them referred to in Section 9 hereof. Except as expressly provided above, all of the parties’ respective representations, warranties, covenants and agreements in this Agreement shall terminate upon the delivery of and payment for the Shares. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; or, if sent to the Partnership shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Christopher R. Jones (Fax: (913) 928-6011) or if sent to the Selling Shareholders, will be mailed, delivered or telefaxed and confirmed to it at the address of each as set forth in Schedule I hereto.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Partnership and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership or the Selling Shareholders and (c) the Partnership’s engagement of the Underwriters in connection

37

with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership and the Selling Shareholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership and the Selling Shareholders on related or other matters). The Partnership and the Selling Shareholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership or any of the Selling Shareholders, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

18. Waiver of Jury Trial. The Partnership, the Selling Shareholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership, the General Partner, the Selling Shareholders and the several Underwriters.

Very truly yours,

TALLGRASS ENERGY GP, LP

By:	TEGP MANAGEMENT, LLC
its General Partner

By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and Chief Financial
Officer

Signature Page to

Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

KIA VIII (Rubicon), L.P.

By:	KIA VIII (Rubicon) GP, L.P., its general partner

By:	Kelso GP VIII, LLC, its general partner

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Managing Member

KEP VI AIV (Rubicon), LLC

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Managing Member

Signature Page to

Underwriting Agreement

Tallgrass Holdings, LLC

By:	EMG Fund II Management, LP, its manager

By:	EMG Fund II Management LLC, its general manager

By:	/s/ John T. Raymond
Name:	John T. Raymond
Title:	Chief Executive Officer

Signature Page to

Underwriting Agreement

Wylie Ventures, LLC

By:	/s/ Forrest E. Wylie
Name:	Forrest E. Wylie
Title:	Sole Member

Signature Page to

Underwriting Agreement

Hobbs Ventures, LLC

By:	/s/ Charles Scott Hobbs
Name:	Charles Scott Hobbs
Title:	Member/Manager

Signature Page to

Underwriting Agreement

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule II.

GOLDMAN, SACHS & CO.

By:	/s/ Matt Leavitt
	Name:	Matt Leavitt
	Title:	Managing Director

Signature Page to

Underwriting Agreement

SCHEDULE I

Selling Shareholder	Address	Number of Initial Shares to be Sold	Maximum Number of Additional Shares to be Sold
KIA VIII (Rubicon), L.P.	320 Park Avenue, 24th Floor, New York, NY 10022	3,746,382	561,957
KEP VI AIV (Rubicon), LLC	320 Park Avenue, 24th Floor, New York, NY 10022	652,311	97,847
Tallgrass Holdings, LLC	The Energy & Minerals Group, 811 Main Street, Suite 4200, Houston, TX 77002	4,500,000	675,000
Wylie Ventures, LLC	2210 Marguerite Street, Bay City, TX 77414	49,500	7,425
Hobbs Ventures, LLC	211 W. Del Norte Street, Colorado Springs, CO 80907	51,807	7,771

Schedule I-1

SCHEDULE II

Underwriters	Number of Initial Shares to be Purchased	Maximum Number of Additional Shares to be Purchased

Goldman, Sachs & Co.	9,000,000	1,350,000

Total	9,000,000	1,350,000

Schedule II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

None.

Schedule III-1

SCHEDULE IV

Parties to Lock-Up Agreements

Tallgrass Holdings, LLC

KIA VIII (Rubicon), L.P.

KEP VI AIV (Rubicon), LLC

Wylie Ventures, LLC

Hobbs Ventures, LLC

Schedule IV-1

SCHEDULE V

Foreign Jurisdictions

Entity	Jurisdiction of Organization	Foreign Qualifications
Alpha Reclaim Technology, LLC	Texas	—
BNN Redtail, LLC	Delaware	Colorado
BNN Recycle, LLC	Delaware	Colorado
BNN South Texas, LLC	Delaware	Texas
BNN Water Solutions, LLC	Delaware	Colorado, Texas
BNN Western, LLC	Delaware	Colorado
Rockies Express Pipeline LLC	Delaware	Colorado, Illinois, Indiana, Kansas, Missouri, Nebraska, Ohio, Texas, Wyoming
Tallgrass Equity, LLC	Delaware	—
Tallgrass Energy Partners, LP	Delaware	—
Tallgrass Energy Finance Corp.	Delaware	—
Tallgrass Interstate Gas Transmission, LLC	Colorado	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming
Tallgrass Midstream, LLC	Delaware	Wyoming
Tallgrass MLP GP, LLC	Delaware	—
Tallgrass MLP Operations, LLC	Delaware	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming
Trailblazer Pipeline Company LLC	Delaware	Colorado, Illinois, Nebraska, Utah
Tallgrass Energy Investments, LLC	Delaware	—
Tallgrass PXP Holdings, LLC	Delaware	—
Tallgrass Pony Express Pipeline, LLC	Delaware	Colorado, Kansas, Nebraska, Oklahoma, Wyoming
TEP REX Holdings, LLC	Delaware	—

Schedule V-1

[Form of Lock-Up Agreement]	EXHIBIT A

Tallgrass Energy GP, LP

Public Offering of Class A Shares

            , 2016

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

As Representative of the several Underwriters,

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Tallgrass Energy GP, LP, a Delaware limited partnership (the “Partnership”), TEGP Management, LLC, a Delaware limited liability company (the “General Partner”), the selling shareholders listed on Schedule I to the Underwriting Agreement and each of you as representatives (the “Representatives”) of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering of Class A shares of the Partnership (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Class A shares of the Partnership or any securities convertible into, or exercisable or exchangeable for Class A shares of the Partnership, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 120 days after the date of the Underwriting Agreement, other than Class A shares of the Partnership disposed of as bona fide gifts, sales or other dispositions, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners or members; provided that it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

[Form of Lock-Up Agreement]	EXHIBIT A

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this letter.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and certain of its affiliates and the Underwriters.

If the undersigned is an officer or director of the Partnership, the undersigned agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A shares of the Partnership, the undersigned will notify the Partnership of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement shall be terminated prior to the Initial Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Form of Lock-Up Agreement]	EXHIBIT A

The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this letter and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours very truly,

By:

Dated:

EXHIBIT B

FORM OF OPINION OF PARTNERSHIP COUNSEL

1. Formation and Qualification of the Partnership Entities. Each of the Partnership Entities (other than TIGT and Tallgrass Midstream) has been duly formed, and each of the entities set forth on Schedule I hereto is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware or the State of Texas, as the case may be, and is duly qualified to do business and in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. Each of the entities set forth on Schedule I hereto has all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct the businesses in which it is currently engaged, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

2. Power and Authority to Act as General Partner of the Partnership. The General Partner has all requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

3. Power and Authority to Act as General Partner of TEP. TEP GP has all requisite limited liability company power and authority to serve as general partner of TEP in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

4. Ownership of the General Partner. As of the date hereof, Holdings is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware.

5. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership. As of the date hereof, the General Partner owns a non-economic interest in the Partnership (the “General Partner Interest”); such General Partner Interest is duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware.

6. Ownership of Tallgrass Equity. As of the date hereof, the Partnership owns a 30.05% membership interest in Tallgrass Equity; such membership interest has been duly authorized and validly issued in accordance with the Tallgrass Equity LLC Agreement and is

EXHIBIT B

fully paid (to the extent required under the Tallgrass Equity LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens (other than those created by or arising under the Delaware LLC Act, restrictions on transferability contained in the Tallgrass Equity LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware.

7. Ownership of TEP GP. Tallgrass Equity is the sole member of TEP GP, with a 100% membership interest in TEP GP; such membership interest has been duly authorized and validly issued in accordance with the TEP GP LLC Agreement and is fully paid (to the extent required under the TEP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tallgrass Equity as debtor is on file in the office of the Secretary of State of the State of Delaware, other than those created by or arising under the Tallgrass Equity Credit Agreement.

8. Ownership of the General Partner Interest in TEP. TEP GP is the sole general partner of TEP. As of the date hereof, TEP GP owns 834,391 general partner units in TEP (the “General Partner Units”); such General Partner Units have been duly authorized and validly issued in accordance with the TEP Partnership Agreement; and TEP GP owns such General Partner Units free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TEP GP as debtor is on file in the office of the Secretary of State of the State of Delaware.

9. Ownership of Incentive Distribution Rights. TEP GP owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the TEP Partnership Agreement and are fully paid (to the extent required under the TEP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and such Incentive Distribution Rights are owned free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TEP GP as debtor is on file in the office of the Secretary of State of the State of Delaware

10. Ownership of TEP Units. Tallgrass Equity owns 20,000,000 common units representing limited partner interests in TEP (the “Acquired TEP Units”); all of the Acquired TEP Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the TEP Partnership Agreement and are fully paid (to the extent required under the TEP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and Tallgrass Equity owns the Acquired TEP Units free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tallgrass Equity as debtor is on file in the office of the Secretary of State of the State of Delaware.

EXHIBIT B

11. Ownership of Subsidiaries. All of the outstanding shares of capital stock or other equity interests of TEP GP, TEP, Tallgrass Equity and each Operating Subsidiary (other than TIGT) (the “Delaware/Texas Operating Subsidiaries”) have been duly authorized and validly issued (in accordance with the Organizational Documents of the Delaware/Texas Operating Subsidiaries and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act or Section 101.206 of the Texas Business Organizations Code, as applicable). Other than its indirect ownership of a 98% membership interest in Pony Express and a 25% indirect interest in REX, all of the outstanding shares of capital stock or other equity interests of each Delaware/Texas Operating Subsidiary are owned, directly or indirectly, by TEP, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the Uniform Commercial Code of the State of Texas naming TEP as the debtor is on file in the office of the Secretary of State of the State of Delaware or the office of the Secretary of State of the State of Texas, other than those created by or arising under the TEP Credit Agreement.

12. Duly Authorized and Validly Issued Shares. The Shares to be purchased by the Underwriters from the Selling Shareholders and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement, and are validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

13. No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or instrument listed on Schedule II hereto (the “Applicable Documents”). Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Partnership, in each case pursuant to the Organizational Agreement of any Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any Partnership Entity or any of the Applicable Documents.

14. Authority and Authorization. The Partnership has all requisite power and authority to issue and deliver the Shares to each Selling Shareholder in the Selling Shareholder Exchange. The Partnership has all requisite limited partnership power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

15. Authorization, Execution and Delivery of the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership.

EXHIBIT B

16. Non-Contravention. None of (i) the offering, issuance or sale by the Partnership of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (ii) the execution, delivery and performance of the Underwriting Agreement or (iii) the consummation of the transactions contemplated by the Underwriting Agreement, including the Selling Shareholder Exchange: (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities (other than TIGT), (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any of the Applicable Documents, (C) violates or will violate any of the Delaware General Corporate Law, the Delaware LP Act, the Delaware LLC Act, the Texas Business Organizations Code or federal law, or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Tallgrass Equity Credit Agreement or the TEP Credit Agreement) upon any property or assets of any of the Partnership Entities under the Applicable Documents, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, would not reasonably be likely to materially impair the ability of the Partnership Entities to consummate the transactions provided for in the Underwriting Agreement, including the Selling Shareholder Exchange; provided, however, that such counsel need express no opinion in this paragraph 16 with respect to federal or state securities laws or anti-fraud laws.

17. No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the execution, delivery and performance of the Underwriting Agreement by the Partnership (ii) the consummation of the transactions contemplated by the Underwriting Agreement, including the Selling Shareholder Exchange, except (A) for registration of the Shares under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the FINRA in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need not express an opinion), (B) for such consents that have been, or prior to the Delivery Date, will be obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of the Partnership to consummate the transactions provided for in the Underwriting Agreement, including the Selling Shareholder Exchange and (D) as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

18. Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Securities Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

19. Description of Shares. The descriptions of the Shares included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Summary—The Offering,” “Class A Shares and Class B Shares,” “Description of our Partnership Agreement,” and “Provisions of our Partnership Agreement Relating to Cash Distributions” are accurate in all material respects.

EXHIBIT B

20. Descriptions and Summaries. The statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Description of Our Partnership Agreement” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act or any contracts and other documents, are accurate in all material respects.

21. Tax Opinion. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

22. Investment Company Act. None of the Partnership Entities is now, or immediately following the Selling Shareholder Exchange or sale of the Shares to be sold by the Selling Shareholders pursuant to the Underwriting Agreement and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act.

In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act, and the Texas Limited Liability Company Act, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the entities set forth on Schedule I thereto, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Schedule I thereto (each of which shall be dated as of a date not more than fourteen days prior to the applicable Delivery Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject; and (vi) with respect to the opinions expressed in paragraphs 4, 5, 6, 7, 8, 9, 10 and 11 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the States of Delaware and Texas, as applicable, naming such applicable Delaware Tallgrass Entity as debtor, (vii) with respect to the opinion expressed in paragraph 18 above regarding the absence of stop orders, such counsel may rely upon the information provided on the Commission’s website under “Enforcement / Litigation - Stop Orders” at 9:00 a.m., New York City time, on the date hereof.

EXHIBIT B

In addition, such counsel shall make statements to the following effect:

We have reviewed the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, with your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (except to the extent stated in paragraphs 19 and 20 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a) the Registration Statement, as of the Effective Date, and the Final Prospectus, as of its date and the applicable Delivery Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to our attention that caused us to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(C) the Final Prospectus, as of its date or as of the applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading it being understood that in each case we have not been asked to, and do not, express any belief with respect to (i) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

EXHIBIT B

SCHEDULE I

Entity	Jurisdiction of Organization	Foreign Qualifications

Alpha Reclaim Technology, LLC	Texas	—

BNN Redtail, LLC	Delaware	Colorado

BNN Recycle, LLC	Delaware	Colorado

BNN South Texas, LLC	Delaware	Texas

BNN Water Solutions, LLC	Delaware	Colorado, Texas

BNN Western, LLC	Delaware	Colorado

Tallgrass Energy Partners, LP	Delaware	—

Tallgrass Energy Finance Corp.	Delaware	—

Tallgrass Energy GP, LP	Delaware	—

Tallgrass Midstream, LLC	Delaware	Wyoming

Tallgrass MLP GP, LLC	Delaware	—

Tallgrass MLP Operations, LLC	Delaware	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming

Trailblazer Pipeline Company LLC	Delaware	Colorado, Illinois, Nebraska, Utah

Tallgrass Energy Investments, LLC	Delaware	—

Tallgrass PXP Holdings, LLC	Delaware	—

TEGP Management, LLC	Delaware	—

TEP REX Holdings, LLC	Delaware	—

Tallgrass Equity, LLC	Delaware	—

Tallgrass Pony Express Pipeline, LLC	Delaware	Colorado, Kansas, Nebraska, Oklahoma, Wyoming

Rockies Express Pipeline LLC	Delaware	Colorado, Illinois, Indiana, Kansas, Missouri, Nebraska, Ohio, Texas, Wyoming

EXHIBIT B

SCHEDULE II

1.	Third Amended and Restated Limited Liability Company Agreement of Pony Express, dated March 1, 2015

2.	Contribution, Conveyance and Assumption Agreement, dated May 17, 2013, by and among the Partnership, the General Partner, Tallgrass Development, LP, Tallgrass Development GP, LLC, Tallgrass GP Holdings, LLC, Tallgrass Operations, TIGT, Tallgrass Midstream and Tallgrass MLP Operations

3.	Omnibus Agreement, dated May 17, 2013, by and among Tallgrass Development, LP, the Partnership, the General Partner and Tallgrass Development GP, LLC

4.	Tallgrass MLP GP, LLC Long-Term Incentive Plan

5.	Form of Employee Equity Participation Unit Agreement

6.	Revolving Credit Agreement, dated May 17, 2013, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein

7.	Amendment No. 1, dated June 25, 2014, to the Revolving Credit Agreement, dated May 17, 2013

8.	Amendment No. 2 to Credit Agreement, dated as of November 24, 2015

9.	Amendment No. 3 to Credit Agreement, dated January 11, 2016

10.	Contribution and Sale Agreement, dated April 1, 2014, by and between Tallgrass Energy Partners, LP and Tallgrass Operations, LLC, and for certain limited purposes, Tallgrass Development, LP

11.	Contribution and Transfer Agreement, dated September 1, 2014, by and among Tallgrass Energy Partners, LP, Tallgrass Operations, LLC and Tallgrass Pony Express Pipeline, LLC, and for certain limited purposes, Tallgrass Development, LP

12.	Purchase and Sale Agreement, dated as of March 1, 2015, by and among Tallgrass Energy Partners, LP, Tallgrass Development, LP and Tallgrass Operations, LLC

13.	Contribution and Transfer Agreement, dated January 1, 2016, by and between the Partnership and Tallgrass Operations, and for certain limited purposes, Tallgrass Development, LP

14.	Membership Interest Purchase Agreement, dated March 29, 2016, by and between Sempra REX Holdings, LLC and TEP REX Holdings, LLC

EXHIBIT B

15.	Assignment and Assumption Agreement, dated as of May 6, 2016, by and among Rockies Express Holdings, LLC, TEP REX Holdings, LLC and, for the limited purposes set forth therein, Tallgrass Development, LP

16.	Second Amended and Restated Limited Liability Company Agreement of Rockies Express Pipeline LLC, dated effective as of January 1, 2010, among Rockies Express Holdings, LLC, TEP REX Holdings, LLC, and P66REX LLC

17.	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Rockies Express Pipeline LLC, dated effective as of November 13, 2012, among Kinder Morgan W2E Pipeline LLC, TEP REX Holdings, LLC, Rockies Express Holdings, LLC and P66REX LLC

18.	Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement, dated effective as of May 5, 2016, among Sempra REX Holdings, LLC and P&S Project I, LLC, Rockies Express Holdings, LLC and P66REX LLC

19.	Amendment No. 4 to Credit Agreement, dated as of April 27, 2016

20.	Indenture, dated September 1, 2016, among Tallgrass Energy Partners, LP, Tallgrass Energy Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on September 1, 2016).

21.	Registration Rights Agreement, dated May 12, 2015, by and among Tallgrass Energy GP, LP and each of the Initial Holders listed on an annex thereto (incorporated by reference to Exhibit 4.2 to Tallgrass Energy GP, LP’s Quarterly Report on Form 10-Q filed on June 18, 2015).

22.	Omnibus Agreement, dated May 12, 2015, by and among Tallgrass Energy Holdings, LLC, Tallgrass Energy GP, LP, TEGP Management, LLC and Tallgrass Equity, LLC (incorporated by reference to Exhibit 10.1 to Tallgrass Energy GP, LP’s Current Report on Form 8-K filed May 12, 2015).

23.	Tallgrass Equity Credit Agreement, dated May 12, 2015, by and among Tallgrass Equity, LLC, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein (incorporated by reference to Exhibit 10.2 to Tallgrass Energy GP, LP’s Current Report on Form 8-K filed May 12, 2015).

24.	TEGP Management, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 to Tallgrass Energy GP, LP’s Current Report on Form 8-K filed May 12, 2015).

25.	Distribution, Assignment and Assumption Agreement (interest in Tallgrass Energy GP, LP), dated May 11, 2015, by and among Tallgrass Holdings, LLC and the Assignees listed therein (incorporated by reference to Exhibit 10.3 to Tallgrass Energy GP, LP’s Current Report on Form 8-K filed May 12, 2015).

EXHIBIT B

26.	Tallgrass Equity Unit Issuance Agreement, dated May 12, 2015, by and among Tallgrass Equity, LLC and Tallgrass Energy GP, LP (incorporated by reference to Exhibit 10.4 to Tallgrass Energy GP, LP’s Current Report on Form 8-K filed May 12, 2015).

27.	Conveyance Agreement (Common Units of Tallgrass Energy Partners, LP), dated May 12, 2015, by and among Tallgrass Operations, LLC and Tallgrass Equity, LLC (incorporated by reference to Exhibit 10.6 to Tallgrass Energy GP, LP’s Current Report on Form 8-K filed May 12, 2015).

EXHIBIT C

FORM OF OPINION OF COLORADO COUNSEL

1. TIGT is validly existing and in good standing as a limited liability company under the laws of the State of Colorado and is duly qualified to do business or in good standing as a foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule 1 hereto. TIGT has all limited liability company power and authority necessary to own or hold its properties currently owned or leased to it and to conduct the businesses in which it is currently engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, in each case in all material respects.

2. Tallgrass MLP Operations owns, of record, all of the outstanding membership interests in TIGT; and such membership interests have been duly authorized and validly issued in accordance with the TIGT LLC Agreement. Under the Colorado Limited Liability Company Act, C.R.S. §§ 7-80-101 et seq. (the “Colorado LLC Act”), no member of TIGT has any obligation to make further payments for its purchase of membership interests in TIGT or contributions to TIGT solely by reason of such member’s status as a member of TIGT, except for such member’s obligation to repay any funds wrongfully distributed to it.

3. The TIGT LLC Agreement has been duly authorized, executed and delivered by TIGT. The TIGT LLC Agreement is a valid and legally binding agreement of TIGT, enforceable against TIGT in accordance with its terms.

4. None of (i) the offering and sale by the Selling Shareholders of the Shares, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership or (iii) the consummation of any transactions contemplated by the Underwriting Agreement by the Partnership, (A) constitutes or will constitute a violation of the TIGT Governing Documents or the Colorado LLC Act, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute a default), or (C) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the TEP Credit Agreement) upon any property or assets of any of the Partnership Entities under the TEP Credit Agreement, in each case, except for any such breaches, violations, defaults or Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in the Underwriting Agreement, including the Selling Shareholder Exchange.

5. Except for any voting or transfer restrictions arising under or in connection with the TEP Credit Agreement or as otherwise described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the TEP Credit Agreement.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the

EXHIBIT C

signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by Applicable Colorado Law and, for purposes of the no conflicts opinion contained in paragraph number 4 above with respect to the TEP Credit Agreement, the contract law of the State of New York, (iv) with respect to the opinions expressed as to the valid existence and good standing of TIGT in the State of Colorado and as to its good standing or qualification as a foreign limited liability company, state that such opinions are based upon, as applicable, a certificate of good standing provided by the Secretary of State of the State of Colorado and certificates of good standing or foreign qualification provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Delivery Date and shall be provided to counsel to the Underwriters), (v) define TIGT Governing Documents as the articles of organization of TIGT, as amended to date, and the TIGT LLC Agreement, (vi) define Applicable Colorado Law to mean those statutes, rules and regulations of the State of Colorado which, based upon such counsel’s scope of representation of and its experience with TIGT, such counsel reasonably recognizes, in the exercise of customary professional diligence, as applicable to TIGT with respect to transactions of the type contemplated by the Underwriting Agreement and to general business entities which are not engaged in regulated business activities, (vii) with respect any opinion regarding the enforceability of any agreement to which a Partnership Entity is a party, assume that such agreement is enforceable against all other parties thereto (other than any Partnership Entity), (viii) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property, (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities (including TIGT) may be subject, or (C) securities laws, including Blue Sky laws, and other anti-fraud laws, and (ix) state that the opinions expressed therein are subject to other assumptions, qualifications and limitations (including, without limitation, a Practical Realization Limitation) that are customarily made by such counsel in similar opinion letters, and are acceptable to the Underwriters in their reasonable discretion. For purposes hereof, a “Practical Realization Limitation” means a qualification regarding the enforceability of one or more reviewed agreements (a “Reviewed Agreement”) in substantially the following form: “In addition to the other qualifications set forth in this opinion letter regarding the enforceability of a Reviewed Agreement, certain waivers, procedures, remedies and other provisions of the Reviewed Agreements may be rendered unenforceable or limited by certain laws, regulations or judicial decisions, but such laws, regulations and judicial decisions would not render any Reviewed Agreement invalid as a whole and would not make the remedies available under the Reviewed Agreements, taken as a whole, inadequate for the practical realization of the principal rights and benefits purported to be afforded thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.”

EXHIBIT C

SCHEDULE I

Entity	Foreign Qualifications
Tallgrass Interstate Gas Transmission, LLC	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming

EXHIBIT D-1

FORM OF OPINION OF NEW YORK COUNSEL TO

KIA VIII (RUBICON), L.P. AND KEP VI AIV (RUBICON), LLC

November [●], 2016

Goldman, Sachs & Co.

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

  200 West Street

  New York, New York 10282

Tallgrass Energy GP, LP

Ladies and Gentlemen:

We have acted as special New York counsel to KIA VIII (Rubicon), L.P., a Delaware limited partnership, and KEP VI AIV (Rubicon), LLC, a Delaware limited liability company (each, a “Kelso Selling Shareholder” and together the “Kelso Selling Shareholders”), in connection with the sale by the Kelso Selling Shareholders today of the Class A shares representing limited partnership interests (the “Class A Shares”) of Tallgrass Energy GP, LP (the “Company”) set forth opposite their respective names on Annex I hereto (the “Shares”), pursuant to the Underwriting Agreement, dated [●], 2016 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”), and the Kelso Selling Shareholders and the selling shareholders listed on Annex II hereto (together, the “Sellers”). We are delivering this letter to you pursuant to Section 7(d) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “Applicable Laws” means the Federal laws of the United States and the laws of the State of New York, as currently in effect, that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than United States Federal or state securities laws, antifraud laws, fraudulent conveyance or transfer laws and tax laws) without regard to the particular nature of the business conducted by the Kelso Selling Shareholders. “Governmental Approval” means any consent or authorization of, approval by, notice to or filing with, any United States Federal or New York State court or governmental authority having jurisdiction over the Kelso Selling Shareholders under any Applicable Law to be obtained or made by the Kelso Selling Shareholders pursuant to any Applicable Law, other than those consents, authorizations,

D-1-1

EXHIBIT D-1

approvals, notices and filings that, if not made, obtained or done, would not to our knowledge have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the ability of the Kelso Selling Shareholders to perform their obligations under the Underwriting Agreement. “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In rendering the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Kelso Selling Shareholders and such other instruments and certificates of public officials, officers and representatives of the Kelso Selling Shareholders and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Kelso Selling Shareholders and others delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of all parties to enter into and perform their respective obligations under the Underwriting Agreement, (vi) except to the extent expressly set forth in paragraph 1 below, the due authorization, execution and delivery of the Underwriting Agreement by all parties thereto and the validity and binding effect thereof on such parties, (vii) that all parties to the Underwriting Agreement are duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization, if applicable, and that all parties to the Underwriting Agreement have complied with all aspects of applicable laws of all jurisdictions in connection with the transactions contemplated by the Underwriting Agreement, (viii) the enforceability of the Underwriting Agreement against all respective parties thereto and (ix) that the jurisdiction of The Depository Trust Company, as securities intermediary (“DTC”), for purposes of Article 8 of the UCC, is the State of New York.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Underwriting Agreement has been duly executed and delivered by or on behalf of each Kelso Selling Shareholder to the extent (if any) that execution and delivery thereof by or on behalf of such Kelso Selling Shareholder is governed by the laws of the State of New York.

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EXHIBIT D-1

2. The execution and delivery by each Kelso Selling Shareholder of the Underwriting Agreement did not, and the sale today by such Kelso Selling Shareholder of the Shares in accordance with the terms of the Underwriting Agreement will not, violate any Applicable Law known by us to be applicable to such Kelso Selling Shareholder, except for such violations that would not to our knowledge have a Material Adverse Effect.

3. No Governmental Approval is required to be obtained or made on or prior to the date hereof by a Kelso Selling Shareholder for the execution and delivery by such Kelso Selling Shareholder of the Underwriting Agreement or the sale today by such Kelso Selling Shareholder of the Shares in accordance with the terms of the Underwriting Agreement.

4. Assuming that each Underwriter acquires its interest in the Class A Shares it has purchased today from each of the Sellers without notice (within the meaning of Section 8-105 of the UCC) of an adverse claim (as defined in Section 8-102(a)(1) of the UCC) to such Class A Shares, and each Underwriter has purchased such Class A Shares delivered on the date hereof to DTC by making payment therefor as provided in the Underwriting Agreement and has had such Class A Shares credited to the securities account or securities accounts of such Underwriter maintained with DTC in accordance with Section 8-501 of the UCC, then such Underwriter will have acquired a security entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Class A Shares purchased by such Underwriter, and no action based on an adverse claim (as defined in Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such security entitlement. The opinions expressed in this paragraph 4 are limited to the effect of Article 8 of the UCC.

We express no opinion as to the laws of any jurisdiction other than the Applicable Laws.

The opinions expressed herein are solely for the Underwriters’ benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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EXHIBIT D-1

Annex I

Total Number of Shares Sold

KIA VIII (Rubicon), L.P.	3,746,382

KEP VI AIV (Rubicon), LLC	652,311

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EXHIBIT D-1

Annex II

Tallgrass Holdings, LLC

Wylie Ventures, LLC

Hobbs Ventures, LLC

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EXHIBIT D-2

FORM OF OPINION OF DELAWARE COUNSEL TO

KIA VIII (RUBICON), L.P. AND KEP VI AIV (RUBICON), LLC

November     , 2016

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	KEP VI AIV (Rubicon), LLC and KIA VIII (Rubicon), L.P.

Ladies and Gentlemen:

We have acted as special Delaware counsel for KEP VI AIV (Rubicon), LLC, a Delaware limited liability company (the “Company”), and KIA VIII (Rubicon), L.P., a Delaware limited partnership (the “Partnership”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Formation of the Company, dated as of August 13, 2012 (the “Company LLC Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 13, 2012;

(b) The Limited Liability Company Agreement of the Company, dated as of August 13, 2012, as supplemented by the Consent and Admission of Additional Member to the Company, dated as of August 27, 2012;

(c) The Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 7, 2012 (the “Company LLC Agreement”);

(d) The Certificate of Managing Member of the Company, dated November     , 2016, as to certain matters;

(e) The Certificate of Formation of Kelso GP VIII, LLC, a Delaware limited liability company (the “GP LLC”), dated as of May 11, 2007 (the “GP LLC Certificate”), as filed in the office of the Secretary of State on May 11, 2007;

(f) The Limited Liability Company Agreement of the GP LLC, dated as of May 11, 2007 (the “GP LLC Agreement”);

(g) The Certificate of Limited Partnership of KIA VIII (Rubicon) GP, L.P., a Delaware limited partnership (the “General Partner”), dated as of August 13, 2012 (the “General Partner Certificate”), as filed in the office of the Secretary of State on August 13, 2012;

(h) The Limited Partnership Agreement of the General Partner, dated as of August 13, 2012;

(i) The Amended and Restated Limited Partnership Agreement of the General Partner, dated as of September 7, 2012 (the “General Partner Agreement”);

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(j) The Certificate of Limited Partnership of the Partnership, dated as of August 13, 2012 (the “Partnership Certificate”), as filed in the office of the Secretary of State on August 13, 2012;

(k) The Limited Partnership Agreement of the Partnership, dated as of August 13, 2012;

(l) The Amended and Restated Limited Partnership Agreement of the Partnership, dated as of September 7, 2012 (the “Partnership Agreement”);

(m) The Certificate of Managing Member of the GP LLC, dated November     , 2016, as to certain matters;

(n) The document listed on Schedule B attached hereto (the “Transaction Document”);

(o) A Certificate of Good Standing for the Company, dated November     , 2016, obtained from the Secretary of State;

(p) A Certificate of Good Standing for the GP LLC, dated November     , 2016, obtained from the Secretary of State;

(q) A Certificate of Good Standing for the General Partner, dated November     , 2016, obtained from the Secretary of State;

(r) A Certificate of Good Standing for the Partnership, dated November     , 2016, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (r) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (r) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

For purposes of this opinion, we have assumed (i) that the Partnership Agreement, the Partnership Certificate, the Company LLC Agreement, the Company LLC Certificate, the GP LLC Certificate, the GP LLC Agreement, the General Partner Certificate and the General Partner Agreement are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of the Company, the Partnership, the GP LLC

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or the General Partner, (iv) except to the extent provided in paragraphs 1 and 6 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (v) except to the extent provided in paragraphs 2 and 7 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent provided in paragraphs 3 and 8 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) that the Company, the Partnership, the GP LLC and the General Partner derive no income from or connected with sources within the State of Delaware and have no assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware, and (viii) that (a) the Transaction Document is governed by the laws of the State of New York, and (b) under the laws of the State of New York, the Transaction Document constitutes a legal, valid and binding obligation of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to the Company, the Partnership, the GP LLC or the General Partner and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection, priority or enforcement of any security interest, lien or other encumbrance or as to what law governs such matters, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2. Under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”), and the Company LLC Agreement, the Company has the requisite limited liability company power and authority to execute and deliver the Transaction Document, and to perform its obligations thereunder.

3. Under the LLC Act and the Company LLC Agreement, the execution and delivery by the Company of the Transaction Document, and the performance by the Company of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of the Company. Under the LLC Act and the Company LLC Agreement, the Transaction Document has been duly executed by the Company.

4. The execution and delivery by the Company of the Transaction Document, and the performance by the Company of its obligations thereunder, do not violate (i) any

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Delaware law, rule or regulation, (ii) the Company LLC Certificate or the Company LLC Agreement, or (iii) based solely upon the Litigation Search (as defined below), any judgment, order or decree of any Delaware Court (as defined below) to which the Company is subject.

5. No authorization, consent, approval or order of any governmental or administrative body of the State of Delaware, or, based solely on the Litigation Search, any Delaware Court, is required to be obtained by the Company solely in connection with the execution and delivery by the Company of the Transaction Document, or the performance by the Company of its obligations thereunder.

6. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

7. Under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”), and the Partnership Agreement, the Partnership has the requisite partnership power and authority to execute and deliver the Transaction Document, and to perform its obligations thereunder.

8. Under the LP Act and the Partnership Agreement, the execution and delivery by the Partnership of the Transaction Document, and the performance by the Partnership of its obligations thereunder, have been duly authorized by the requisite partnership action on the part of the Partnership. Under the LP Act and the Partnership Agreement, the Transaction Document has been duly executed by the Partnership.

9. The execution and delivery by the Partnership of the Transaction Document, and the performance by the Partnership of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, (ii) the Partnership Certificate or the Partnership Agreement, or (iii) based solely upon the Litigation Search, any judgment, order or decree of any Delaware Court to which the Partnership is subject.

10. No authorization, consent, approval or order of any governmental or administrative body of the State of Delaware, or, based solely on the Litigation Search, any Delaware Court, is required to be obtained by the Partnership solely in connection with the execution and delivery by the Partnership of the Transaction Document, or the performance by the Partnership of its obligations thereunder.

11. Based solely on an inquiry on November 15, 2016 (the “Litigation Search”), limited to, and solely to the extent reflected on, the results of computer searches of court dockets in the File & ServeXpress efile system for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, and the Superior Court of the State of Delaware in and for New Castle County, Delaware, and in the PACER efile system for active cases of the United States District Court for the District of Delaware and of the United States Bankruptcy Court sitting in the State of Delaware (each, a “Delaware Court”), we are not aware of any legal or governmental proceedings pending against the Company or the Partnership.

In rendering the opinions expressed above, we express no opinion with respect to (i) provisions of a document reviewed by us that apply to a Person that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, (iii) fiduciary duties, and (iv) any delegation to any Person other than a general partner of the Partnership or a member or manager of the Company to the extent the delegation includes the power to act as a special litigation committee with respect to derivative litigation. We note that side letters or other written agreements may have the effect of establishing rights under, or altering or supplementing the terms of, the Partnership Agreement,

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as provided in Section 16.14 of the Partnership Agreement, and for purposes of this opinion, we have not considered such side letters or other written agreements and express no opinion with respect thereto.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Transaction Document. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

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Schedule A

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

As representative of the several Underwriters

named in Schedule II to the Transaction Document

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EXHIBIT D-2

Schedule B

The Underwriting Agreement, dated as of November     , 2016, by Tallgrass Energy GP, LP, and confirmed and accepted by the Partnership, the Company and the other Selling Shareholders (as defined therein), and accepted and agreed to by Goldman, Sachs & Co. on behalf of itself and the other several Underwriters named in Schedule II thereto.

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EXHIBIT D-3

FORM OF OPINION OF COUNSEL TO

TALLGRASS HOLDINGS, LLC

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.	The Underwriting Agreement has been duly authorized by Tallgrass Holdings, LLC (the “Subject Shareholder”).

2.	The Underwriting Agreement has been duly executed and delivered by or on behalf of the Subject Shareholder.

3.	None of (i) the offering, issuance or sale by the Subject Shareholder of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (ii) the execution, delivery and performance of the Underwriting Agreement or (iii) the consummation of the transactions contemplated by the Underwriting Agreement, including the Selling Shareholder Exchange: (A) constitutes or will constitute a violation of the organizational documents of the Subject Shareholder or (B) violates or will violate the Delaware LLC Act or applicable federal law that, in our experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement, except in the case of clause (B) for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be likely to materially impair the ability of the Subject Shareholder to consummate the transactions provided for in the Underwriting Agreement, including the Selling Shareholder Exchange; provided, however, that such counsel need express no opinion in this paragraph 3 with respect to federal or state securities laws or anti-fraud laws.

4.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required to be obtained by the Subject Shareholder under the Delaware LLC Act, the laws of the State of New York or applicable federal laws with respect to the Selling Shareholder Exchange, the sale of the Shares by the Subject Shareholder and the performance by the Subject Shareholder of its obligations under the Underwriting Agreement.

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EXHIBIT E

FORM OF OPINION OF GENERAL COUNSEL

1. Legal Proceedings. To the knowledge of such counsel, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus but are not so described as required by the Securities Act.

2. Exhibits. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the Partnership Entities is a party that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

3. Non-Contravention. None of (i) the offering and sale by the Selling Shareholders of the Shares, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership or (iii) the consummation of the transactions contemplated by the Underwriting Agreement, including the Selling Shareholder Exchange, by the Partnership (A) violates or will violate any order, judgment, decree, or injunction known to such counsel to which any of the Partnership Entities is a party or any of their property or assets is subject, (B) to the knowledge of such counsel, constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument to which a Partnership Entity is a party (excluding for purposes of this clause (B) those agreements and instruments filed as an exhibit to the Registration Statement) (collectively, the “Applicable Agreements”), or (C) to the knowledge of such counsel, results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities under any Applicable Agreement, except for any such violations, breaches, defaults or Liens that, individually or in the aggregate, are not reasonably likely to materially impair the ability of the Partnership Entities to consummate the transactions contemplated by the Underwriting Agreement, including the Selling Shareholder Exchange.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that its opinion is limited to matters governed by the laws of the State of Kansas.

In addition, such counsel shall make statements to the following effect:

I have reviewed the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and I, or attorneys who report to me, have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, with representatives of the Selling Shareholders and with your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and related matters were discussed. I have not undertaken to verify independently any of the factual matters in such

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EXHIBIT E

documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (except to the extent stated in paragraph 1). Subject to the foregoing and on the basis of the information I gained in the course of performing the services referred to above, I advise you that nothing came to my attention that caused me to believe that:

(a) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Final Prospectus, as of its date or as of the date hereof included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

it being understood that in each case I have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

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